As filed with the Securities and Exchange Commission on August 25, 1997
                                                     Registration No. 333-____
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM S-8
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933

                               ------------

                         Deltic Timber Corporation
          (Exact name of registrant as specified in its charter)

    Delaware                    0811, 2421                   71-0795870
(State or other       (Primary Standard Industrial        (I.R.S. Employer
jurisdiction of        Classification Code Number)       Identification No.)
incorporation or
organization)
                            210 East Elm Street
                               P.O. Box 7200
                         El Dorado, AR 71731-7200
                              (501) 881-9400
                 (Address of principal executive offices)

                               ------------

                         DELTIC TIMBER CORPORATION
                         1996 STOCK INCENTIVE PLAN
                         (Full title of the plan)

                              W. Bayless Rowe
                              General Counsel
                            210 East Elm Street
                           Post Office Box 7200
                         El Dorado, AR 71731-7200
                  (Name and address of agent for service)
Telephone number, including area code, of agent for service: (501) 881-6409

                                 Copy to:
                               Barbara Nims
                           Davis Polk & Wardwell
                           450 Lexington Avenue
                            New York, NY  10017
                              (212) 450-4000

                                                     CALCULATION OF REGISTRATION FEE
================================================================================================================================
                                                                 Proposed Maximum        Proposed Maximum
                                              Amount to be      Offering Price Per      Aggregate Offering         Amount of
  Title of Securities to be Registered        Registered             Share(1)                Price(1)           Registration Fee
---------------------------------------       ------------      ------------------      ------------------      ----------------
Deltic Timber Corporation Common Stock           600,000          $15,885,562.79         $15,885,562.79            $4,813.81
  par value $.01 per share
================================================================================================================================


----------
(1) As of the date hereof, options to purchase 97,353 shares of Common Stock were outstanding under the Deltic Timber Corporation 1996 Stock
    Incentive Plan (the "Plan") at an aggregate exercise price of
    $1,967,267.(36).  The registration fee for the foregoing shares is based upon the exercise price.  Pursuant to Rule 457(c) under the
    Securities Act of 1933 the registration fee for the remaining 502,647 shares available under the Plan is based on the average of the high and low prices of the securities being registered hereby on the New York
    Stock Exchange Composite Transaction Tape on August 22, 1997.


                                  PART II


            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE

               The following documents previously filed with the Securities and Exchange Commission (the "Commission") by Deltic Timber Corporation (the "Registrant") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act") (Commission 1934 Act File Number 1-12147) are incorporated by reference herein:

               (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and the Registrant's Quarterly Reports on Form 10-Q for each of the fiscal quarters ended March 31, 1997 and June 30, 1997.

               (2) All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act prior to the filing of a post-effective amendment (i) which indicates that all securities offered herein have been sold or (ii) which deregisters all securities then remaining unsold.

               (3) The description of the Registrant's common stock $0.01 par value ("Common Stock" or "Shares") contained in the Registrant's registration statement on Form 10 as declared effective on December 5, 1996, filed under the 1934 Act, including any amendment thereto or report filed for the purpose of updating such description ("Form 10").

               Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. DESCRIPTION OF SECURITIES

                Not applicable, see Item 3(3) above.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

               Certain legal matters in connection with this registration statement, including the validity of the Shares to be registered hereby, will be passed upon for the Registrant by Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017. William L. Rosoff, a director of the Company, is a partner of the law firm Davis Polk & Wardwell.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

               Reference is made to section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. The Registrant's certificate of incorporation eliminates the liability of directors to the fullest extent permitted by Delaware law.

               Reference is made to section 145 of the DGCL which provides that a corporation may indemnify directors and officers against expenses (including attorneys fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation (a "derivative action")) if they act in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys fees) incurred in connection with defense or settlement of such action, and the statute requires court approval before there can be indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise. The Registrant's certificate of incorporation provides for indemnification of its directors and officers, to the fullest extent permitted by Delaware law.

               In addition, the Registrant has purchased and maintains directors' and officers' liability insurance.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

               Not Applicable.

Item 8. EXHIBITS

         4.01 Amended and Restated Certificate of Incorporation of the Registrant. (Incorporated herein by reference to Exhibit 3.1 to the Form 10).*

         4.02  Amended and Restated By-Laws of the Company.
               (Incorporated herein by reference to Exhibit 3.2 to the Form
               10).*

         5.01  Opinion of Davis Polk & Wardwell.

         23.01 Consent of KPMG Peat Marwick LLP.

         24.01 Power of attorney (included on the signature page of this registration statement).

         99.01 Deltic Timber Corporation 1996 Stock Incentive Plan.

----------
*   Incorporated by reference.


Item 9. UNDERTAKINGS

      (a) The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "1933 Act")

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this registration statement; and

   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Dorado, State of Arkansas, on August 25, 1997.




                                      DELTIC TIMBER CORPORATION


                                      By:  /s/ W. Bayless Rowe
                                           ----------------------
                                           Name:  W. Bayless Rowe
                                           Title: General Counsel and
                                                  Secretary




                             POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints W. Bayless Rowe, Ron L. Pearce, and Clefton D. Vaughan, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable Deltic Timber Corporation to comply with the Securities Act of 1933 and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of the registration statement on Form S-8 under the Securities Act of 1933, including specifically but without limitation, power and authority to sign the name of the undersigned to such registration statement, and any amendments to such registration statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.




          Signature                              Title                           Date
--------------------------------        ---------------------------      ----------------

/s/ Robert C. Nolan
--------------------------------
Robert C. Nolan                          Chairman of the Board of
                                         Directors                        August 25, 1997


/s/ O.H. Darling, Jr.
--------------------------------
O.H. Darling, Jr.                        Director                         August 25, 1997



/s/ Eric M. Heiner
--------------------------------
Eric M. Heiner                           Director                         August 25, 1997



/s/ Rev. Christopher Keller, III
--------------------------------
Rev. Christopher Keller, III             Director                         August 25, 1997



/s/ Alex R. Lieblong
--------------------------------
Alex R. Lieblong                         Director                         August 25, 1997



/s/ R. Madison Murphy
--------------------------------
R. Madison Murphy                        Director                         August 25, 1997



/s/ William L. Rosoff
--------------------------------
William L. Rosoff                        Director                         August 25, 1997



/s/ John C. Shealy
--------------------------------
John C. Shealy                           Director                         August 25, 1997



/s/ Ron L. Pearce
--------------------------------
Ron L. Pearce                            President, Chief Executive
                                         Officer and Director             August 25, 1997



/s/ Emily R. Evers
--------------------------------
Emily R. Evers                           Controller                       August 25, 1997



/s/ W. Bayless Rowe
--------------------------------
W. Bayless Rowe                          General Counsel and
                                         Secretary                        August 25, 1997



/s/ Clefton D. Vaughan
--------------------------------
Clefton D. Vaughan                       Vice President, Finance
                                         and Administration               August 25, 1997





                             INDEX TO EXHIBITS


Exhibit                                                                Sequentially
Number                               Exhibit                           Numbered Page
-------         ----------------------------------------------------  ---------------
   4.01         Amended and Restated Certificate of Incorporation             *
                of the Registrant.  (Incorporated herein by
                reference to Exhibit 3.1 to the Form 10).

   4.02         Amended and Restated By-Laws of the Company.                  *
                (Incorporated herein by reference to
                Exhibit 3.2 to the Form 10).

   5.01         Opinion of Davis Polk & Wardwell.

  23.01         Consent of KPMG Peat Marwick LLP.

  24.01 Power of attorney (included on the signature page of this registration statement).

  99.01         Form of the Deltic Timber Corporation 1996 Stock
                Incentive Plan.

----------
*     Incorporated by reference.